SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): January 9, 2001

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                       ATLANTIC TECHNOLOGY VENTURES, INC.
             (Exact name of registrant as specified in its charter)




             Delaware                     0-27282                36-3898269
 (State or other jurisdiction of   (Commission file number)   (I.R.S. employer
  incorporation or organization)                             identification no.)



                150 Broadway
                 Suite 1009                                        10038
             New York, New York                                  (Zip code)
  (Address of principal executive offices)

       Registrant's telephone number, including area code: (212) 267-2503

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Item 5.           Other Events.

         As described below, Atlantic Technology Ventures, Inc. ("Atlantic") and BH Capital Investments, L.P. and Excalibur Limited Partnership (collectively, the "Investors") have renegotiated the terms of the investment by the Investors in shares of Atlantic's Series B convertible preferred stock. Atlantic believes that the revised terms address concerns raised by Atlantic stockholders and the Nasdaq Stock Market.

         On September 28, 2000, the Investors purchased from Atlantic, for a purchase price of $2 million, 689,656 shares of Atlantic's Series B convertible preferred stock and warrants to purchase 134,000 shares of Atlantic's common stock. (For a description of this transaction and a copy of the related documents, including the convertible preferred stock and warrants purchase agreement (the "Purchase Agreement"), see Atlantic's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000.)

         On December 4, 2000, Atlantic and the Investors entered into a stock repurchase agreement (the "Stock Repurchase Agreement") providing for Atlantic's repurchase of 482,760 shares of Series B preferred stock. (The Stock Repurchase Agreement is described in a Current Report on Form 8-K filed with the SEC on December 11, 2000, and a copy of the Stock Repurchase Agreement is attached as
Exhibit 10.1 to that Current Report on Form 8-K.)

         In the Repurchase Agreement, the Investors granted to Atlantic an option to repurchase on terms specified in the Stock Repurchase Agreement the remaining 206,898 shares of Series B preferred stock held by the Investors. (On December 28, 2000, Atlantic and the Investors amended the Stock Purchase Agreement by extending from January 2, 2001, to January 9, 2001, the expiration date of this option, as reported on Form 8-K filed with the SEC on December 29, 2000.) Atlantic elected to not exercise this option; instead, by means of amendments dated January 9, 2001, and January 19, 2001, to the Purchase Agreement, Atlantic and the Investors renegotiated the terms of the Investors' remaining investment in Atlantic.

         The principal renegotiated terms are as follows:

      o     the Series B certificate of designations was amended as follows:

         (1) the "Floor Price" was lowered from $1.00 to $0.50, but the definition was also revised to remove all of the various grounds for calculating the Conversion Price without considering the Floor Price;

         (2) the definition of "Conversion Price" was revised to lower the fixed-price element from $3.00 to $1.00;

         (3) Atlantic is required to redeem on March 28, 2002, all outstanding shares of Series B preferred stock for (A) 125% of the original issue price per share or (B) the market price of the shares of common stock into which they are convertible, whichever is greater (the "Redemption Price");

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         (4)  Atlantic may at any time redeem all outstanding shares of Series B preferred stock for the Redemption Price; and

         (5) even if Atlantic is delisted from the Nasdaq Stock Market, any cap on the number of shares that could without stockholder approval be issued upon conversion of shares of Series B preferred stock will remain in place.

      o Atlantic is no longer required to seek stockholder approval of (1) issuance to the Investors of Conversion Shares and Warrant Shares (as defined in the Purchase Agreement) in excess of the 20% cap imposed by the Nasdaq Marketplace Rules and (2) amendment of the certificate of designations of Atlantic's Series A convertible preferred stock to subordinate the rights of the Series A convertible preferred stock to those of the Series B preferred stock, and so Atlantic is no longer subject to penalties for failure to secure stockholder approval;

      o the definition of "Repurchase Event" in the Purchase Agreement was amended by adding six additional events:

         (1) Atlantic fails to sign a binding definitive agreement with Bausch & Lomb on or before January 31, 2001, providing for Atlantic's receipt of $3,000,000 of cash proceeds from Bausch & Lomb on or before March 7, 2001;

         (2) Atlantic fails to receive $3,000,000 of cash proceeds from Bausch & Lomb on or before March 7, 2001;

         (3) the average closing bid price of Atlantic's common stock for the ten trading days preceding January 31, 2001, does not exceed $1.00 per share;

         (4) the average closing bid price of Atlantic's common stock for the ten trading days preceding March 7, 2001 does not exceed $1.00 per share;

         (5) Atlantic's common stock ceases to be listed on either the Nasdaq National Market or the Nasdaq SmallCap Market; and

         (6) receipt by Atlantic, after expiration of the applicable "watch period," of a Staff Determination (as defined in Rule 4815 of the Nasdaq Marketplace Rules) to limit or prohibit the continued listing of Atlantic's securities on the Nasdaq SmallCap Market, it being understood that (A) this Repurchase Event will not be affected by any right Atlantic may have to request a hearing or pursue other remedies against Nasdaq, and (B) excluded from the scope of this Repurchase Agreement is any Staff Determination received by Atlantic that was directly prompted by the express terms of any of the Purchase Agreement or any document contemplated therein;

      o the fixed exercise price of the warrants issued to the Investors to purchase 134,000 shares of Atlantic common stock was lowered from $3.19 to $1.00, the market price of Atlantic's common stock at the time of the renegotiation (the

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            warrants are exerciseable at the fixed exercise price or 110% of the market price 180 days after the date of issuance, whichever is lower);

      o Atlantic issued to the Investors warrants to purchase a further 20,000 shares of Atlantic common stock at the same exercise price;

         On January 19, 2001, each Investor issued to Atlantic a notice electing to convert 20,690 shares of Series B preferred stock into 118,211 shares of common stock, meaning that the Investors elected to convert an aggregate of 41,380 shares of Series B preferred stock into 236,422 shares of common stock.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(c)      Exhibits.

3.1 Amended certificate of designations, references and rights of Series B convertible preferred stock of Atlantic filed on January 9, 2001.

3.2 Amended certificate of designations, preferences and rights of Series B convertible preferred stock of Atlantic filed on January 19, 2001.

10.1 Amendment No. 2 dated January 9, 2001, to convertible preferred stock and warrants purchase agreement dated September 28, 2000, between Atlantic, BH Capital Investments, L.P. and Excalibur Limited Partnership.

10.2 Amendment No. 3 dated January 19, 2001, to convertible preferred stock and warrants purchase agreement dated September 28, 2000, between Atlantic, BH Capital Investments, L.P. and Excalibur Limited Partnership.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Atlantic Technology Ventures, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 23, 2001           ATLANTIC TECHNOLOGY VENTURES, INC


                                    By: /s/ Frederic P. Zotos
                                       ----------------------------------------
                                       Frederic P. Zotos
                                       President


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